UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: October 10, 2014

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.
On October 7, 2014, the Registrant entered into a four-year unsecured revolving bank credit agreement and a five-year unsecured revolving bank credit agreement with Bank of America, N.A., as Administrative Agent, The Bank of New York Mellon, Mizuho Bank, Ltd. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, and U.S. Bank, National Association, as Documentation Agent, consisting of basic commitments in an aggregate amount for each credit facility up to $375 million (which commitments may be increased, subject to certain conditions and limitations, at the request of the Registrant) (collectively, the “New Credit Agreements”), including commitments in U.S. Dollars, Euros, British Pounds, Japanese Yen and other currencies, and a letter of credit subfacility. The New Credit Agreements replaced the Registrant’s previously existing $275 million three-year unsecured revolving credit facility and $275 million five-year unsecured revolving credit facility (collectively, the “Previously Existing Credit Agreements”), which were terminated and re-paid concurrently with the Registrant’s entry into the New Credit Agreements. Capitalized terms used herein and not otherwise defined have the meanings set forth in the New Credit Agreements.

The Registrant’s obligations under the New Credit Agreements will be guaranteed initially by each of its subsidiaries that was a guarantor of the Previously Existing Credit Agreements (the “Subsidiary Guarantors”). The guarantees of the New Credit Agreements (the “Guarantees”) will terminate automatically if the Subsidiary Guarantors cease to guarantee any other material indebtedness of the Registrant.

The New Credit Agreements and the Guarantees are filed herewith as Exhibits 10.37, 10.38, 10.39 and 10.40 and are incorporated herein by reference. The description of the New Credit Agreements and the Guarantees in this Current Report on Form 8-K are summaries only and are qualified in their entirety by the terms of the New Credit Agreements and the Guarantees, respectively.

Borrowings under the New Credit Agreements will bear interest at a rate per annum equal to, at the option of the Registrant, (1) LIBOR (or other applicable reference rate) for the relevant currency plus an applicable margin based upon a leverage financial metric of the Registrant, or (2) an alternate base rate equal to the highest of (i) the federal funds effective rate plus 0.50%, (ii) Bank of America, N.A.’s prime rate and (iii) one-month LIBOR plus 1%, plus an applicable margin based upon a leverage financial metric of the Registrant.

The New Credit Agreements also require payment to the lenders of a facility fee on the amount of the lenders’ commitments under the credit facilities from time to time at rates based upon a leverage financial metric of the Registrant. Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the credit facilities are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts.

The New Credit Agreements will be available for working capital and other corporate purposes. The agreements contain affirmative and negative covenants that we believe are usual and customary for companies of comparable credit quality as the Registrant and facilities of this size and purpose, and include a financial covenant requiring a maximum of a 3.5 to 1.0 leverage ratio, which is the ratio of the Registrant’s total adjusted debt to its consolidated EBITDAR, each as defined in the New Credit Agreements, and a financial covenant requiring a minimum of a 2.0 to 1.0 fixed charge coverage ratio, which is the ratio of the Registrant’s consolidated EBIT plus rent expense to its rent expense plus interest expense, each as defined in the New Credit Agreements.

The negative covenants include, among other things, limitations (each of which is subject to customary exceptions for financings of this type) on the Registrant’s ability to:

•	incur subsidiary indebtedness;

•	incur liens;

•	enter into transactions resulting in fundamental changes (such as mergers or sales of all or substantially all of the assets of the Registrant);

•	incur restrictions on the ability of subsidiaries to pay dividends or make other distributions; and

•	make any material change in the nature of its and its subsidiaries’ business taken as a whole.

The New Credit Agreements also contain customary events of default (subject to grace periods, as appropriate) including among others: nonpayment of principal, interest or fees; breach of the financial, affirmative or negative covenants; breach of the representations or warranties in any material respect; payment default on, or acceleration of, other material indebtedness; bankruptcy or insolvency; material judgments entered against the Registrant or any of its subsidiaries; certain ERISA violations; and a Change of Control of the Registrant. Upon an event of default that is not cured within the applicable grace periods or waived, any unpaid amounts under the New Credit Agreements may be declared immediately due and payable and the commitments may be terminated.

The New Credit Agreements mature, respectively, in 2018 and 2019, provided that the maturity for each of the New Credit Agreements may be extended for one or two additional years with the consent of the applicable Lenders, as further described in the New Credit Agreements. Participating lenders include Bank of America, N.A., The Bank of New York Mellon, JPMorgan

Chase Bank, N.A., Mizuho Bank Ltd., U.S. Bank National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Santander Bank, N.A., Wells Fargo Bank, N.A., Australia and New Zealand Banking Group Limited, Citibank, N.A., and The Bank of Nova Scotia.

The participating lenders and certain of their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, corporate trust or financial advisory transactions with the Registrant and its affiliates in the ordinary course of their business. The participating lenders and their affiliates have received customary compensation and expenses for these commercial banking, investment banking or financial advisory transactions. Specifically, affiliates of certain of the participating lenders were among the initial purchasers of the Registrant’s privately placed senior notes (the “senior notes”) issued in September 2014, and received commissions in connection therewith. An affiliate of The Bank of New York Mellon serves as the trustee for the senior notes and has and will receive fees and expense reimbursements in connection therewith.

Item 2.03	Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.37
Four Year Credit Agreement dated as of October 7, 2014 by and among Registrant and each other Subsidiary of Registrant that is a Borrower and is a signatory thereto and Bank of America, N.A., as Administrative Agent, and various lenders party thereto.

10.38
Subsidiary Guaranty dated as of October 7, 2014, with respect to the Four Year Credit Agreement (see Exhibit 10.37 above) by and among Tiffany and Company, Tiffany & Co. International, and Tiffany & Co. Japan Inc., as Guarantors, and Bank of America, N.A., as Administrative Agent.

10.39
Five Year Credit Agreement dated as of October 7, 2014 by and among Registrant and each other Subsidiary of Registrant that is a Borrower and is a signatory thereto and Bank of America N.A., as Administrative Agent, and various lenders party thereto.

10.40
Subsidiary Guaranty dated as of October 7, 2014, with respect to the Five Year Credit Agreement (see Exhibit 10.39 above) by and among Tiffany and Company, Tiffany & Co. International, and Tiffany & Co. Japan Inc., as Guarantors, and Bank of America, N.A., as Administrative Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: October 10, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.37
Four Year Credit Agreement dated as of October 7, 2014 by and among Registrant and each other Subsidiary of Registrant that is a Borrower and is a signatory thereto and Bank of America, N.A., as Administrative Agent, and various lenders party thereto.

10.38
Subsidiary Guaranty dated as of October 7, 2014, with respect to the Four Year Credit Agreement (see Exhibit 10.37 above) by and among Tiffany and Company, Tiffany & Co. International, and Tiffany & Co. Japan Inc., as Guarantors, and Bank of America, N.A., as Administrative Agent.

10.39
Five Year Credit Agreement dated as of October 7, 2014 by and among Registrant and each other Subsidiary of Registrant that is a Borrower and is a signatory thereto and Bank of America N.A., as Administrative Agent, and various lenders party thereto.

10.40
Subsidiary Guaranty dated as of October 7, 2014, with respect to the Five Year Credit Agreement (see Exhibit 10.39 above) by and among Tiffany and Company, Tiffany & Co. International, and Tiffany & Co. Japan Inc., as Guarantors, and Bank of America, N.A., as Administrative Agent.